Exhibit 99.3

Bread Financial, AAA Sign Long-term Agreement to Deliver Reimagined Credit Card
Program

•	Relationship to offer two unique credit card products, extending accessibility of AAA rewards to a wide range of consumers
•	Bread Financial signs definitive agreement to acquire the existing AAA credit card portfolio

COLUMBUS, Ohio – July 28, 2022 – Bread Financial (NYSE: BFH), a tech-forward financial services company that provides simple, flexible payment, lending and saving solutions, today announced a new, multi-year agreement with AAA, one of North America’s largest and most trusted membership organizations serving over 56 million U.S. members. Issued and supported by Bread Financial, participating AAA clubs will offer the AAA Travel Advantage Visa Credit Card and AAA Daily Advantage Visa Credit Card, scheduled to be launched in the fourth quarter of 2022. Each card will offer unique benefits that cater to the evolving needs of the modern consumer, designed to reward cardholders for a variety of everyday purchases and much more.

"Together, Bread Financial and AAA conducted extensive research to determine the rewards and savings benefits that cardholders want most, and I’m thrilled to help AAA further meet the needs of many of its members,” said Val Greer, chief commercial officer, Bread Financial. “We are incredibly excited to offer our innovative capabilities, robust data and analytics, multichannel marketing and industry expertise to help AAA drive top of wallet usage, loyalty and growth.”

Additionally, Bread Financial signed a definitive agreement to acquire the existing AAA credit card portfolio. The transaction is expected to close in early Q4 2022, subject to customary closing conditions.

"We know that consumers have been hit hard in the wallet with the increased cost of gas and other goods,” said Marshall Doney, president and CEO, AAA. “And we wanted to find a way to provide some much needed relief – whether at the pump, the grocery store or when planning that next dream vacation. With these two distinct cards, our members will immediately see the rewards start to stack up, especially when combined with other AAA benefits.”

Established in 1902, AAA is America’s largest membership organization, responding to over 32 million calls for roadside assistance per year. It is also one of the largest full-service leisure travel organizations in North America, providing a wide range of travel services and discounts as well as a variety of insurance products including auto, home and life.

About Bread Financial™
Bread FinancialTM (NYSE: BFH) is a tech-forward financial services company providing simple, personalized payment, lending and saving solutions. The company creates opportunities for its customers and partners through digitally enabled choices that offer ease, empowerment, financial flexibility and exceptional customer experiences. Driven by a digital-first approach, data insights and white-label technology, Bread Financial delivers growth for its partners through a comprehensive product suite, including private label and co-brand credit cards, installment lending, and buy now, pay later (BNPL). Bread Financial also offers direct-to-consumer solutions that give customers more access, choice and freedom through its branded Bread CashbackTM American Express® Credit Card and Bread SavingsTM products.

Bread Financial is an S&P MidCap 400 company headquartered in Columbus, Ohio, and committed to sustainable business practices powered by its 6,000+ global associates. To learn more about Bread Financial, visit BreadFinancial.com or follow us on Facebook, LinkedIn, Twitter and Instagram.

About AAA
Started in 1902 by automotive enthusiasts who wanted to chart a path for better roads in America and advocate for safe mobility, AAA has transformed into one of North America’s largest membership organizations. Today, AAA provides roadside assistance, travel, discounts, financial and insurance services to enhance the life journey of 63 million members across North America, over 56 million in the United States. To learn more about all AAA offers or become a member, visit AAA.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, initiation or completion of strategic initiatives, including our ability to realize the intended benefits of the spinoff of the LoyaltyOne® segment, future dividend declarations, future economic conditions, including, but not limited to, market conditions, persistent inflation, rising interest rates, the increased probability of a recession and related impacts on consumer behavior, future legislative or regulatory actions that could have impact on our business and results of operations, including any such actions that may be taken with respect to late fees or other charges, developments in the geopolitical environment, including the war in Ukraine, and the ongoing effects of the global COVID-19 pandemic, all of which factors remain difficult to predict.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Bread Financial
Brian Vereb — Investor Relations
614-528-4516
Brian.Vereb@breadfinancial.com

Shelley Whiddon — Media
214-494-3811
Shelley.Whiddon@breadfinancial.com

Rachel Stultz — Media
614-729-4890
Rachel.Stultz@breadfinancial.com

AAA
Ellen Edmonds – Media
407-444-8011
eedmonds@national.aaa.com
https://newsroom.aaa.com/